EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77B:
  Accountants report on internal control

EXHIBIT B:
  Attachment to item 77O:
  Transactions effected pursuant to Rule 10f-3

EXHIBIT C:
  Attachment to itme 77Q2
  SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Attachment to item 77Q3:
NSAR certification - filed as:  EX-99.77Q3 CERT
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EXHIBIT A:
Report of Independent Auditors

To the Board of Trustees of
Advantage Advisers Multi-Sector Fund I

In planning and performing our audit of the financial statements of Advantage Advisers Multi-Sector Fund I (the "Fund") for the period from March 27, 2002 (commencement of operations) to September 30, 2002, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of September 30, 2002.

This report is intended solely for the information and use of management and the Board of Trustees of Advantage Advisers Multi-Sector Fund I and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

Ernst & Young LLP
New York, New York
November 12, 2002



EXHIBIT B:
SCHEDULE B
RULE 10f-3 REPORT
A.	INFORMATION REGARDING THE OFFERING AND TRANSACTION
Date of Purchase:  May 16, 2002
Underwriter Purchased From:  Bear, Stearns and Co.
Name of Issuer/Issue:  Aeropostale, Inc.
Principal Amount of Offering:  13,500,000 shares
Price/Spread:  $18.00/$1.26
Amount Purchased by the Fund:  584 Shares
B.	COMPLIANCE CHECKLIST
Indicate whether the following conditions were met in connection with the purchase of the security described in Section A above:
1.      x      	Securities are (i) part of an issue registered
under the Securities Act of 1933 that is being offered
to the public, (ii) Eligible Municipal Securities,
(iii) sold in an Eligible Foreign Offering, or (iv)
sold in an Eligible Rule 144A Offering.
2.       x     	The purchase for the Fund was made prior to the
end of the first full business day on which any sales
are made, and, if the securities are offered for
subscription upon exercise of rights, on or before the
fourth day preceding the day on which the rights
offering terminates.
3.       x     	The underwriting was a firm commitment
underwriting.
4.       x    	The commission, spread or profit received or to be
received by the principal underwriters was fair and
reasonable as compared to the commission, spread or
profit received by other principal underwriters in
connection with underwritings of similar securities
during a comparable period of time.
5.      x     	Except for Eligible Municipal Securities, the
issuer has been in continuous operation for not less
than 3 years, including the operations of any
predecessors.
6.      x      	The amount of securities of any class purchased by
the Fund, alone or together within one or more
investment companies to which the Adviser serves as
investment adviser, (i) for all offerings other than
Eligible Rule 144A Offerings, does not exceed 25% of
the principal amount of the offering of such class, and
(ii) for Eligible Rule 144A Offerings, does not exceed
25% of the total principal amount of the offering of
such class sold to qualified institutional buyers, plus
the principal amount of the offering in any concurrent
public offering.
7.      x     	The securities were not purchased directly or
indirectly from: (a) an officer, director, Manager,
investment adviser or employee of the Fund or (b) a
person of which any of the persons noted in (a) is an
affiliated person.
8.       x     	If securities were purchased from a syndicate
manager, the purchase was not part of a group sale or otherwise allocated to the account of any of the persons specified in 7 above.

FUND NAME:      AAMS TECHNOLOGY

Greg Boye       DATE:    5/16/2002
Chief Operating Officer


SCHEDULE B
RULE 10f-3 REPORT
A.	INFORMATION REGARDING THE OFFERING AND TRANSACTION
Date of Purchase:	     May 22, 2002
Underwriter Purchased From:     Credit Suisse First Boston
Name of Issuer/Issue:	Eon Labs
Principal Amount of Offering:	9,800,000 Shares
Price/Spread:	$15.00/$1.05
Amount Purchased by the Partnership:	1,480 Shares
B.	COMPLIANCE CHECKLIST
Indicate whether the following conditions were met in connection with the purchase of the security described in Section A above:
1.  ___X___	Securities are (i) part of an issue registered
under the Securities Act of 1933 that is being offered
to the public, (ii) Eligible Municipal Securities,
(iii) sold in an Eligible Foreign Offering, or (iv)
sold in an Eligible Rule 144A Offering.
2.  ___X___	The purchase for the Partnership was made prior to
the end of the first full business day on which any
sales are made, and, if the securities are offered for subscription upon exercise of rights, on or before the fourth day preceding the day on which the rights
offering terminates.
3.  ___X___	The underwriting was a firm commitment
underwriting.
4.  ___X___	The commission, spread or profit received or to be
received by the principal underwriters was fair and
reasonable as compared to the commission, spread or
profit received by other principal underwriters in
connection with underwritings of similar securities
during a comparable period of time.
5.  ___X___	Except for Eligible Municipal Securities, the
issuer has been in continuous operation for not less
than 3 years, including the operations of any
predecessors.
6.  ___X___	The amount of securities of any class purchased by
the Partnership, alone or together within one or more
investment companies to which the Adviser serves as
investment adviser, (i) for all offerings other than
Eligible Rule 144A Offerings, does not exceed 25% of
the principal amount of the offering of such class, and
(ii) for Eligible Rule 144A Offerings, does not exceed
25% of the total principal amount of the offering of
such class sold to qualified institutional buyers, plus
the principal amount of the offering in any concurrent
public offering.
7.  ___X___	The securities were not purchased directly or
indirectly from: (a) an officer, director, Manager,
investment adviser or employee of the Partnership or
(b) a person of which any of the persons noted in (a)
is an affiliated person.
8.  ___X___	If securities were purchased from a syndicate
manager, the purchase was not part of a group sale or otherwise allocated to the account of any of the persons specified in 7 above.

FUND NAME:      AAMS TECHNOLOGY

Greg Boye		DATE:	    5/22/2002
Chief Operating Officer


SCHEDULE B
RULE 10f-3 REPORT
A.	INFORMATION REGARDING THE OFFERING AND TRANSACTION
Date of Purchase:	     June 12, 2002
Underwriter Purchased From:	Credit Suisse First Boston Corp.
Name of Issuer/Issue:	Pacer International
Principal Amount of Offering:	14,000,000 shares
Price/Spread:	$15.00/$1.05
Amount Purchased by the Partnership:	4,880 Shares
B.	COMPLIANCE CHECKLIST
Indicate whether the following conditions were met in connection with the purchase of the security described in Section A above:
1.  ___X___	Securities are (i) part of an issue registered
under the Securities Act of 1933 that is being offered
to the public, (ii) Eligible Municipal Securities,
(iii) sold in an Eligible Foreign Offering, or (iv)
sold in an Eligible Rule 144A Offering.
2.  ___X___	The purchase for the Partnership was made prior to
the end of the first full business day on which any
sales are made, and, if the securities are offered for subscription upon exercise of rights, on or before the fourth day preceding the day on which the rights
offering terminates.
3.  ___X___	The underwriting was a firm commitment
underwriting.
4.  ___X___	The commission, spread or profit received or to be
received by the principal underwriters was fair and
reasonable as compared to the commission, spread or
profit received by other principal underwriters in
connection with underwritings of similar securities
during a comparable period of time.
5.  ___X___	Except for Eligible Municipal Securities, the
issuer has been in continuous operation for not less
than 3 years, including the operations of any
predecessors.
6.  ___X___	The amount of securities of any class purchased by
the Partnership, alone or together within one or more
investment companies to which the Adviser serves as
investment adviser, (i) for all offerings other than
Eligible Rule 144A Offerings, does not exceed 25% of
the principal amount of the offering of such class, and
(ii) for Eligible Rule 144A Offerings, does not exceed
25% of the total principal amount of the offering of
such class sold to qualified institutional buyers, plus
the principal amount of the offering in any concurrent
public offering.
7.  ___X___	The securities were not purchased directly or
indirectly from: (a) an officer, director, Manager,
investment adviser or employee of the Partnership or
(b) a person of which any of the persons noted in (a)
is an affiliated person.
8.  ___X___	If securities were purchased from a syndicate
manager, the purchase was not part of a group sale or otherwise allocated to the account of any of the persons specified in 7 above.

FUND NAME:      AAMS TECHNOLOGY

Greg Boye       DATE:	    6/12/2002
Chief Operating Officer


SCHEDULE B
RULE 10f-3 REPORT
A.	INFORMATION REGARDING THE OFFERING AND TRANSACTION
Date of Purchase:	     June 5, 2002
Underwriter Purchased From:	Credit Suisse First Boston Corp.
Name of Issuer/Issue:	Veridian Corp.
Principal Amount of Offering:	13,000,000 shares
Price/Spread:	$16.00/$1.12
Amount Purchased by the Partnership:	3,250 shares
B.	COMPLIANCE CHECKLIST
Indicate whether the following conditions were met in connection with the purchase of the security described in Section A above:
1.  ___X___	Securities are (i) part of an issue registered
under the Securities Act of 1933 that is being offered
to the public, (ii) Eligible Municipal Securities,
(iii) sold in an Eligible Foreign Offering, or (iv)
sold in an Eligible Rule 144A Offering.
2.  ___X___	The purchase for the Partnership was made prior to
the end of the first full business day on which any
sales are made, and, if the securities are offered for subscription upon exercise of rights, on or before the fourth day preceding the day on which the rights
offering terminates.
3.  ___X___	The underwriting was a firm commitment
underwriting.
4.  ___X___	The commission, spread or profit received or to be
received by the principal underwriters was fair and
reasonable as compared to the commission, spread or
profit received by other principal underwriters in
connection with underwritings of similar securities
during a comparable period of time.
5.  ___X___	Except for Eligible Municipal Securities, the
issuer has been in continuous operation for not less
than 3 years, including the operations of any
predecessors.
6.  ___X___	The amount of securities of any class purchased by
the Partnership, alone or together within one or more
investment companies to which the Adviser serves as
investment adviser, (i) for all offerings other than
Eligible Rule 144A Offerings, does not exceed 25% of
the principal amount of the offering of such class, and
(ii) for Eligible Rule 144A Offerings, does not exceed
25% of the total principal amount of the offering of
such class sold to qualified institutional buyers, plus
the principal amount of the offering in any concurrent
public offering.
7.  ___X___	The securities were not purchased directly or
indirectly from: (a) an officer, director, Manager,
investment adviser or employee of the Partnership or
(b) a person of which any of the persons noted in (a)
is an affiliated person.
8.  ___X___	If securities were purchased from a syndicate
manager, the purchase was not part of a group sale or otherwise allocated to the account of any of the persons specified in 7 above.

FUND NAME:      AAMS TECHNOLOGY

Greg Boye       DATE:	    6/5/2002
Chief Operating Officer


  	Eligible Municipal Securities means "municipal securities," as defined in Section 3(a)(29) of the Exchange
Act, that have received an investment grade rating from at least one NRSRO; provided, that if the issuer of the municipal securities, or the entity supplying the revenues or other payments from which the issue is to be paid, has been in continuous operation for less than three years, including the operation of any predecessors, the securities shall have received one of the three highest ratings from an NRSRO.



EXHIBIT C:
77Q2
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the federal securities laws, certain affiliated persons of the Company (or insiders) are required to report their status as insiders or ownership of Company shares and any changes in the ownership of the Company's shares to the Company and the Securities and Exchange Commission. The
Company notes that its securities do not trade on any secondary market and that it offers to repurchase 5% of its outstanding securities at the end of the first three quarters of each year and 25% of its outstanding securities at year end, in each case, at NAV. The Company notes that each of Messrs. Singer, Gittleman, Rubio and Ladda and Ms.
Schinderman and its investment adviser filed untimely initial statements of beneficial ownership reporting their status as trustees or affiliated persons, as the case may be, and, where applicable, their ownership of securities of the Company. As of the date hereof, said filings have all been completed.